SB-2/A Amendment No. 1

As filed with the Securities and Exchange Commission on June 22, 2004

Registration Number 333-115460

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COUGAR HOLDINGS INC.

(Name of small business issuer in its charter)

Nevada	1400	30-0135720

State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10655 NE 4th Street, Suite 400, Bellevue, WA, 98004 (604) 879-9001

(Address and telephone number of principal executive offices)

10655 NE 4th Street, Suite 400, Bellevue, WA, 98004 (604) 879-9001

(Address of principal place of business or intended principal place of business)

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	148,000 shares	$0.25	$37,000	$4.69
(1) This price was arbitrarily determined by Cougar Holdings Inc. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated June 22, 2004

PROSPECTUS

 COUGAR HOLDINGS INC.
148,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus.  Cougar Holdings Inc. will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.25 per share.

	Offering Price	Commissions	Proceeds to Selling Shareholders Before Expenses and Commissions

Per Share	$0.25	Not Applicable	$0.25

Total	$37,000	Not Applicable	$37,000

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: June 22, 2004

Item 3.  Summary Information and Risk Factors

Summary

Cougar Holdings Inc. was incorporated in the State of Nevada on June 2, 1999.  We are an exploration stage company engaged in the exploration of two mining properties for gemstones.  We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada, and our business office is 10655 NE 4th Street, Suite 400, Bellevue, WA, 98004. Our telephone number is (604) 879-9001.

We have interests in two properties which we may explore.  The two interests consist of a 100% interest in each of the WC1 and WC2 mineral properties located near the city of Vernon, British Columbia, Canada.  None of our properties contain a known commercially viable deposit suitable for mining.

Activities to date have consisted solely of the staking of mining claims.  We have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.  There is no assurance that a commercially viable mineral deposit exists on our property.  Exploration will be required before a final evaluation as to the economic feasibility is determined.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of March 31, 2004, we had $5,287 in cash on hand and current liabilities in the amount of $0.  Accordingly, our working capital position as of March 31, 2004 was $5,287.  Since our inception in June 2, 1999 through to March 31, 2004, we have incurred cumulative net losses of $(23,821).  We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business.  We have not begun Phase 1 of our exploration program as the Company does not have enough capital to complete Phase 1 and thus must first raise additional capital in order to proceed. The Company does not plan to begin Phase 1 until the additional funds needed have been secured.

The Offering

Securities Being Offered	Up to 148,000 shares of our Common Stock.

Offering Price and Alternative Plan of Distribution

The offering price of the common stock is $0.25 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None.

Securities Issued and to be Issued	2,408,001 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	March 31, 2004 (nine months)	June 30, 2003

Cash	$5,287	$9,160
Total Assets	$6,143	$10,747
Total Liabilities	$11,163	$13,503
Total Stockholders' Deficiency	($5,020)	($2,756)

Statement of Loss and Deficit	March 31, 2004 (nine months)	June 30, 2003

Revenue from Operations	$0	$0
Net Income (Loss) for the Period	($2,264)	$32,985 (1)

(1)	In the fiscal year ending June 30, 2003, due to a reversal of $48,000 of management fees previously charged to the Company, the Company reported a net profit of $32,985.

Risk factors

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment. The order in which the following risk factors are presented is arbitrary. You should not conclude, because of the order of presentation, that one risk factor is more significant than another.

Small Business Risks

We are subject to risks inherent in the establishment of a small business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

Disappointing Exploration Results Could Force Shutdown

Our properties are currently in a dormant stage. At present we have no mineral reserves. It is uncertain whether the property contains a mineable quantity of gemstones. Development of our properties will only proceed if there are satisfactory exploration results. If we do not find a mineral reserve containing gemstones or if we cannot develop a mineral reserve, either because we do not have the capital or because it is not economically feasible to do so, we will have to cease operations and shareholders could lose their entire investment.

Gemstone exploration involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. There is no assurance that our future mineral exploration and development activities will result in any discoveries of gemstones. The long-term profitability of our operations will be in part dependent upon the cost and success of its future exploration programs, which may be affected by a number of factors.

A very significant factor impacting mineral exploration in British Columbia and in Canada, in general, is legislation, policies and controls relating to prospecting, development, production and environmental protection, mining taxes and labor standards. Changes in governmental legislation, policies and controls can have a substantial impact on the timing, and the capital and operating costs of exploration and development.

Enactment of new legislation or revisions to existing legislation, either at the provincial level or at the federal level could be sufficient to severely impact the WC1 and WC2 mineral properties. If the impact of changes in legislation is sufficiently negative to undermine the economic viability of the Company's mineral properties the Company would likely eventually cease operations and shareholders would likely be faced with a loss of their entire investment.

Other factors, such as market fluctuations, changing production costs, the supply and demand for gemstones, the rate of inflation, the political environment and changes in international investment patterns may have an adverse effect on our exploration and development activity.

Uncertainty Whether We Will Be Able To Meet Our Future Capital Requirements

We have no source of operating cash flow to fund future exploration projects or corporate overhead. In fiscal 2003 ending June 30, 2003, due to a reversal of $48,000 of management fees previously charged to the Company, we reported a net profit of $32,985. In fiscal 2002  we reported a net loss of ($2,803) and in fiscal 2001 we reported a net loss of ($20,785).  Due to the nature of the mineral exploration business, there can be no assurance that we will be profitable.  We have limited financial resources, and there is no assurance that additional funding will be available.  If we wish to continue exploration of our properties, then we must raise significant additional funds.  The only source of funds available to us for future exploration expenditures is through the sale of our stock, subject to applicable United States, or state securities laws.

Even if the results of future exploration are encouraging, we may not be able to raise sufficient funds through further equity offerings or through the sale or syndication of some of our properties, due to the depressed market for shares of junior mining firms and the depressed market for mineral properties.  As there is no assurance that such funds will be available, on acceptable terms, if at all, Cougar shareholders should be aware that we may not be able to conduct the further exploration necessary to determine whether a commercially mineable deposit of gemstones exists.

Supply Problems Could Result In Curtailed Operations

Competition and unforeseen limited sources of supplies in the mining industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Dependence on Key Personnel

Our continued existence is largely dependent, upon the efforts of our current executive officers, Terry G. Cook, President and Cam Dalgliesh, Secretary. The loss or unavailability of any such person could have an adverse effect on us. We do not maintain key man life insurance policies for either of these individuals. Also, our continued existence and viability is dependent upon our ability to attract and retain qualified people in all areas of the business, especially management positions. If we are unable to attract and retain qualified personnel, our business may be adversely affected.

There are no employment agreements in place. The death or disability of Terry G. Cook could adversely affect the management of our business as Mr. Cook is our principal executive officer and is directly involved, on a day-to-day basis, in all of the company's business affairs. His death or incapacity could adversely affect our operations and future prospects.

Our officers And Directors Have Conflicts Of Interest

Our officers and directors have conflicts of interest in that they are officers and directors of other companies. In the future, if we decide to acquire a mining property which is also sought by one of the companies which Mr. Cook or Mr. Dalgliesh, are officers or directors of, a direct conflict of interest could result.

As Cougar Is A Penny Stock, You May Not Be Able To Resell Cougar Shares.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock.

Limited Operating History Makes Forecasting & Planning Difficult

We have no operating history upon which to base an evaluation of Cougar's exploration business and its future prospects. There can be no assurance that we will achieve or sustain profitability on an annual or quarterly basis. We are an early stage exploration company.

Future operating results will depend upon many factors, including the level of product and price competition in the gemstone industry; our success in attracting and retaining motivated employees who are qualified in the gemstone field; our ability to develop the inventory of properties; and the success of raising additional capital.

Growth May Strain Cougar's Management Capability

If Cougar is successful in establishing gemstone reserves that are commercially viable, the Company will likely experience significant growth in its operations. An expansion of the operations will place further demands on Cougar's small management team of Mr. Cook and Mr. Dalgliesh. In the event of expanded operations, Cougar will need to recruit and retain people with technical qualifications in the field of gemstone exploration and extraction. Should Cougar succeed in developing the gemstone properties the Company will experience significant growth in operations. If we fail to manage our growth effectively, our business prospects, financial condition and results of operations could be adversely affected.

In addition to concern regarding the management of our gemstone operations, shareholders should be concerned with the ability of Cougar management to profitably reinvest any earnings and allocate capital efficiently.

Competing Larger Mining Firms Could Have a Cost Advantage

There is competition from other mining exploration and development companies. Many of the mining companies with which we compete have operations and financial strength many times that of ours. The scale of their mining and exploration operations enables them to spread their fixed costs such as management overhead and equipment costs over a much larger mineral resource base. Nevertheless, the market for our possible future production of minerals tends to be commodity oriented, rather than company oriented. Accordingly, we expect to compete by taking advantage of the market for all minerals present in its properties, to offset the fixed costs of mining any one of the jointly-occurring minerals. Commodity prices fluctuate and there is no guarantee that market prices at any one time will be higher than production costs. We do not engage in any material hedging or other transactions which are intended to manage risks relating to the fluctuations in mineral prices.

Net Losses Are Expected To Continue

Our net loss since inception to March 31, 2004 is $23,821 consisting of administrative expenses of $18,480 and mining property expenses of $5,429, offset by interest income of $88.  We expect losses to continue.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to prove up mineral resources that can be developed into a profitable revenue stream; as well as our ability to reduce exploration stage costs.

We expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues could cause us to go out of business.

Hazards and Risks of Operation Could Have a Serious Financial Impact

Mining operations are high risk activities. Experience, knowledge and careful evaluation are needed. Hazards such as unusual or unexpected rock formations may result in work stoppages, damage to mines and producing facilities, damage to life and property, environmental damage and possible legal liability for damage. Cougar may become liable for cave-ins and other hazards for which the Company cannot insure or chooses not to insure, where premium costs are disproportionate to our perception of the relevant risks. For a mining company the size of Cougar the financial burden resulting from an unfortunate accident could be severe.

Payments resulting from such liabilities would reduce the funds available for Cougar's gemstone activities. While insurance policies could reduce the possibility of an incident resulting in Cougar having to cease operations, Cougar's limited financial resources could mean that the payment of such insurance premiums would reduce the funds available for exploration activities.

Failure to Comply With Canadian Mining Regulations Could Jeopardize Operations

In Canada, Cougar's claims are worked under Provincial Mines Acts and Regulations. As such, any exploration and development activity carried out on the WC1, and WC2 mineral properties would fall under the Mineral Tenure Act of British Columbia.

Exploration on mineral claims must be carried out according to the terms outlined by the local mines inspectors. In the case of the  WC1, and WC2 mineral properties any exploration activity would be carried out on terms outlined by the mines inspectors located in the region around Vernon, British Columbia.

We may be required to post small monetary bonds to be held against project cleanup. Provincial labor health and welfare codes apply to all operations. We may retain professional exploration consultants who carry general liability and third party insurance.

Our Canadian exploration activities in Canada are regulated by various government agencies, both federal and provincial. Environmental legislation has established restrictions and prohibitions on spills and releases from mining activity that would result in environmental pollution. A breach of regulations may result in fines and penalties. If any fines and penalties were substantial, the financial burden on a company with the limited financial resources that Cougar has, could force Cougar to cease operations, likely resulting in Cougar shareholders losing their entire investment.

We have obtained all necessary permits for exploration work performed to date and are in compliance with all material laws and regulations that currently apply to its activities. Such laws and regulations could possibly have an adverse effect on any mining project that we might undertake in the future.

Environmental legislation is evolving in a manner that will require more stringent assessments of proposed projects, stricter standards and enforcement, increased fines and penalties for non-compliance, and a heightened degree of responsibility for companies and their officers, directors and employees. Future changes in environmental regulation, could adversely affect our operations. Environmental hazards caused by previous owners or operators of the properties may exist that are unknown to us. We do not have any form of environmental liability insurance at the present time. We do not expect to be able to obtain such insurance at a reasonable cost. If we incur liability for environmental damages while we are uninsured, it could have a material adverse effect on our financial condition.

Risks Associated with Reclamation Obligations

Reclamation requirements aim to minimize long-term effects of exploration by requiring the operating company to control possible harmful discharges and to reestablish to some degree, pre-disturbance land forms and vegetation. We are actively providing for or have carried out any requested reclamation activities on its properties.

Risks of Obtaining Future Permits and Licenses

The operations of Cougar may require licenses and permits. It is uncertain whether Cougar will be able to obtain all licenses and permits required to carry out exploration and development of its properties.

Loss on Dissolution

In the event of our dissolution, the proceeds (if any) realized from the liquidation of our assets will be distributed to our shareholders only after satisfaction of claims of any creditors and preferred shareholders.

Risks Relating To Our Common Stock

MR. COOK IS A LARGE SHAREHOLDER.  HAVING A LARGE SHAREHOLDER COULD LIMIT POTENTIAL ACQUISITION PROPOSALS

As a result of Mr. Cook having a large share position, the value attributable to the right to vote is diminished. This could result in a reduction in the market value of the Cougar shares you own because of the ineffective voting power. Terry G. Cook, directly, and indirectly has at least 93.58% of the voting power of our outstanding equity.  As a result, Mr. Cook's votes at shareholder meetings may have a considerable impact on determining who is elected to the Board of Directors as well as to our management. Provisions in our certificate of incorporation, by-laws, and the Nevada Revised Statutes may also enhance Mr. Cook's control. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

Mr. Cook's Large Share Position Could Have a Depressive Effect on the Market Price of Cougar.

Item 4.  Use Of Proceeds

We will not receive any proceeds from the sale of common stock by the selling shareholders of stock offered through this prospectus.

Item 5.  Determination Of Offering Price

The $0.25 per share offering price of our common stock was arbitrarily chosen.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Item 6.  Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 148,000 shares of common stock offered through this prospectus. The selling shareholders acquired these shares from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 6, 2004.

On May 6, 2004, we completed an offering of 148,000 shares of our common stock to a total of 39 purchasers at a price of $0.05 per share.  We received a total of $7,400 from this offering.  We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States.  Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The following table provides as of May 6, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Accounts	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

Kelvin Finlay 4218 E. Hastings St. Vancouver, B.C.	2,000	2,000	Nil	Nil

Don Kirkpatrick 204 - 1122 Burnaby St. Vancouver, B.C. V6E 1P1	2,000	2,000	Nil	Nil

Erika Kinach 102 W. 23rd Ave Vancouver, B.C.V5Y 2G9	2,000	2,000	Nil	Nil

Brianna Wieja 6114 Cresent Dr. Delta, B.C. V4K 4B7	2,000	2,000	Nil	Nil

Neil Barr 46446 Ferguson Place Chilliwack, B.C. V2R 5L6	2,000	2,000	Nil	Nil

Milan Vana 1395 W. Broadway Vancouver B.C. V6H 1G9	2,000	2,000	Nil	Nil

Rod Bianchini 6115 49B Ave. Delta, B.C. V4K 1Z9	2,000	2,000	Nil	Nil

Art Garvey 5236 11A Ave. Delta, B.C.	2,000	2,000	Nil	Nil

Gary Rouse 6104 49B Ave. Delta, B.C. V4K1Z8	2,000	2,000	Nil	Nil

Myron Kinach PO Box 3535 Vancouver, B.C. V6B 3Y6	2,000	2,000	Nil	Nil

Donald Keras 2075 Mitchell St Abbotsford, B.C. V2T 5G6	2,000	2,000	Nil	Nil

Romana Vana 202 - 943 W. 8th Ave. Vancouver, B.C. V5Z 1E4	2,000	2,000	Nil	Nil

Kyle Bianchini c/o C4-1410 Parkway Blvd. Coquitlam, B.C. V3E 3J7	2,000	2,000	Nil	Nil

Bruce Kellie 34828 Cooper Place Abbotsford, B.C. V2S 7K6	2,000	2,000	Nil	Nil

Jasvir Mann 70 East 51 Ave Vancouver, B.C. V5X 1B9	2,000	2,000	Nil	Nil

Leslie Finlay 303 - 6411 Nelson Ave. Burnaby, B.C. V5H 4H3	2,000	2,000	Nil	Nil

Inko Winkler 7365 Canada Way Burnaby, B.C. V5N 3J4	2,000	2,000	Nil	Nil

Allan Keras 29786 Maclure Road Abbotsford, B.C. V4X 1G5	2,000	2,000	Nil	Nil

Michael Dufton 4620 196A St. Langley, B.C. V3A 5H2	500	500	Nil	Nil

Adam McMillan 22,000 Sharpe Ave Richmond, B.C. V6V 2V5	2,000	2,000	Nil	Nil

Fred Sordchuk 100 - 3111 Ash St. Vancouver, B.C. V5Z 3Y4	2,000	2,000	Nil	Nil

Rick Keras 470 Bradner Road Abbotsford, B.C. V4X 2M5	2,000	2,000	Nil	Nil

Ken Wither 3 - 3415 Chancellor Place Westbank, B.C. V4T 2S9	2,000	2,000	Nil	Nil

Mathew Finlay 6633 MacDonald St. Vancouver, B.C. V6N 4G6	2,000	2,000	Nil	Nil

Donna Lomox 6148 Cresent Drive Delta, B.C. V4K 4B7	2,000	2,000	Nil	Nil

Myra McEwan 3 - 3415 Chancellor Place Westbank, B.C. V4T 2S9	2,000	2,000	Nil	Nil

Greg Condon 4935 Dogwood Dr. Delta, B.C. V4M 1M3	2,000	2,000	Nil	Nil

Laurie Dufton 4620 196A St. Langley, B.C. V3A 5H2	500	500	Nil	Nil

Franco Bianchini 314 - 4160 Kamloops St. Vancouver, B.C. V5R 5Z8	2,000	2,000	Nil	Nil

David McGeachie 633 Berry St. Coquitlam, B.C. V3J 5T7	1000	1000	Nil	Nil

Ron Keras 5693 9A Avenue Delta, B.C. V4L 1B8	2,000	2,000	Nil	Nil

Ed Pearce 806-1450 Penny Farthing Drive Vancouver B.C. V6J 4X8	20,000	20,000	Nil	Nil

Jim Shulte 3539 Promontory Court Abbotsford, B.C. V2T 6S8	2,000	2,000	Nil	Nil

Armin Melville 6634 London Dr. Delta, B.C. V4K 3N3	2,000	2,000	Nil	Nil

Jordanna Finlay 201 - 8625 Fremlin St. Vancouver, B.C. V6P 3K4	2,000	2,000	Nil	Nil

Douglas P. Lanz 33415 Borquin Place #109 Abbotsford, B.C.	2,000	2,000	Nil	Nil

Vera Kinach 6117 Cresent Dr. Delta, B.C. V4K 4B7	2,000	2,000	Nil	Nil

Vena Camenzuli 6039 Ontario Street Vancouver, B.C. V5W 2M3	40,000	40,000	Nil	Nil

Peter A. Mahony 11186 84th Avenue Delta, B.C. V4C 2L7	20,000	20,000	Nil	Nil

Item 8.  Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;

2. In privately negotiated transactions;

3. Through the writing of options on the common stock;

4. In short sales; or

5. In any combination of these methods of distribution.

The sales price to the public is estimated at $0.25 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1. The market price of our common stock prevailing at the time of sale;

2. A price related to such prevailing market price of our common stock; or

3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Item 9  Legal Proceedings

Cougar Holdings Inc. does not know of any material, active or pending legal proceedings against them; nor is the Company involved as a plaintiff in any material proceedings or pending litigation.

Item 10.  Directors and Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Our directors and executive officers, their respective positions and ages, and the year in which each director was first elected, are set forth in the following table.  Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected and has qualified.  Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors.  Officers of the Company serve at the will of the Board of Directors.  There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.  Additional information concerning each of these individuals follows the table.

Directors and Executive Officers

Name	Age	Positions(s)	Director Since

Terry G. Cook	55	President, Director	June 1999

Cam Dalgliesh	60	Director	June 1999

Terry G. Cook

Mr. Cook is the President and a Director of Cougar Holdings Inc., and has been an Officer and Director of the Company continuously from June 1999 to the present.  His responsibilities include general management and financial management.  Mr. Cook also holds the positions of Chief Financial Officer, Secretary and Treasurer.

Mr. Cook is a graduate of Harvard Business School where he received an MBA in 1974.  Since 1978 to the present he has continuously been the President and a Director of Stanford Capital, Inc. (formerly Westridge Capital Inc.), a management and investment company.  Mr. Cook has over 20 years experience in creating and building small and medium sized businesses and real estate ventures as a result of his work with Stanford Capital, Inc.

Mr. Cook was the President and a Director of Leopard Capital Inc. from May 1998 to February 2004.  Leopard Capital is a publicly-traded company that previously held mining interests in British Columbia, Canada.  Mr. Cook also held the positions of Chief Financial Officer and Treasurer.  In February 2004, Leopard Capital went through a change of control, and a name change to China Expert Technology Inc., and Mr. Cook resigned his positions as an Officer and a Director.

Cam Dalgliesh

Mr. Dalgliesh is a Director of Cougar Holdings Inc. and has been a Director of the Company continuously from June 1999 to the present.  Mr. Dalgliesh was also the Secretary of Cougar from June 1999 to March 2002.  His responsibilities include assisting Mr. Cook in our general administration and planning.

Mr. Dalgliesh has a Bachelor of Arts Degree and has extensive experience in several small and medium sized businesses.  Mr. Dalgliesh joined Quicksilver  Messengers in October 1998 in the customer service area and was with them until January 2004, when he joined ICS Courier Services.

Mr. Dalgliesh was the Secretary and a Director of Leopard Capital Inc. from May 1998 to February 2004.  Leopard Capital is a publicly-traded company quoted on the NASD over-the-counter bulletin board that previously held mining interests in British Columbia, Canada.  In February 2004, Leopard Capital went through a change of control, and a name change to China Expert Technology Inc., and Mr. Dalgliesh resigned his positions as an Officer and a Director.

Conflicts of Interest

Members of the Company's management are associated with other firms.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company.  Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a portion of each person's time to the Company's affairs.

The officers and directors of the Company are now and may in  the future become shareholders, officers or directors of other companies that may be engaged  in  additional business activities similar to those conducted  by  the Company.  Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention.

The officers and directors are, so long as  they  are officers or directors of the Company, subject to the restriction that  all  opportunities which come to their attention, either in the performance of their duties or in any other  manner, will be considered opportunities of, and be made available to the Company and the companies that  they are affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

If the Company or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity,  then said officers and directors would abstain from negotiating and voting upon the opportunity.  However, all directors may still individually take advantage of opportunities if the Company should decline to do so.  Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

Significant Employees

We have no employees at this time.  Cougar is managed by its directors and executive officers.

Family Relationships

There is no family relationship between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no legal proceedings involving either our directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of Cougar Holdings Inc.

Item 11.  Security Ownership Of Certain Beneficial Owners And Management

As of the close of business on May 6, 2004 based on information available to us, the following persons owned beneficially more than 5% of our outstanding common shares:

5% or Greater Shareholders

Title of	Name and Address	Amount and Nature of	Percent of
Class	of Beneficial Owner	Beneficial Ownership	Class (1)

Common	Terry G. Cook(2) 10655 NE 4th Street, Suite 400 Bellevue, WA 98004	2,253,334	93.58%

(1)	Based on 2,408,001 shares of common stock outstanding as of May 6, 2004.
(2)	Mr. Terry G. Cook is the President and controlling shareholder of Hudson Capital Corporation and controls these shares through his control of Hudson.

The table below lists as of May 6, 2004, all of our directors and executive officers who beneficially owned our voting securities and the amount of our voting securities owned by the directors and executive officers as a group.

Security Ownership of Management

Title of	Name and Address	Amount and Nature of	Percent of
Class	of Beneficial Owner	Beneficial Ownership	Class (1)

Common	Terry G. Cook 10655 NE 4th Street, Suite 400 Bellevue, WA 98004	2,253,334	93.58%

Common	Cam Dalgliesh, Director 1574 Gulf Road, #1505 Point Roberts, WA 98281	6,667	0.27

Total Directors and Officers		2,260,001	93.85%

(1)	Based on 2,408.001 common shares outstanding as of May 6, 2004.
(2)

Hudson Capital Corporation is the beneficial owner of 2,253,334 common shares of Cougar Holdings.  Mr. Terry G. Cook is the President and controlling shareholder of Hudson Capital Corporation and controls these shares of Cougar Holdings Inc. through his control of Hudson.

Item 12.  Description of Securities

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share.  The holders of our common stock:

have equal ratable rights to dividends from funds legally available if and when declared by your board of directors;

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this registration, when issued, will be fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada, for a more complete description of the rights and liabilities of holders of our securities.

There are 2,408,001 shares of common stock outstanding, as of the date of this registration statement.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Stock Transfer Agent

Our Company's transfer agent is Madison Stock Transfer, Inc., 1813 East 24th Street, Brooklyn, NY 11229.

Item 13.  Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Clark, Wilson, our independent legal counsel, has provided an opinion on the validity of our common stock.  See Exhibit 5.1.

Telford Sadovnik, P.L.L.C., Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Telford Sadovnik, P.L.L.C. has presented their report with respect to our audited financial statements.  The report of Telford Sadovnik, P.L.L.C. is included in reliance upon their authority as experts in accounting and auditing.

Item 14.  Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 15.  Organization Within Last Five Years

 We were incorporated on June 2, 1999 under the laws of the state of Nevada.

In January 2002, Cougar staked a 100% interest in each of three mining claims known as the WCT1, WC1 and WC2 mining claims.  These claims expired in January 2003 and Cougar re-staked the WC1 and WC2 claims in February 2003.  The WC1 and WC2 claims subsequently expired and were re-staked again in February 2004.

All of the above staking of mining claims have been are recorded in Mr. Cook's name and held in trust for Cougar Holdings Inc. by Mr. Cook in order to minimize fees.  Terry G. Cook has no interest whatsoever in the said mineral claims other than that of a bare trustee.  Terry G Cook will deliver full title on demand to Cougar Holdings, Inc. for as long as the claim is in good standing.

Hudson Capital Corporation, a company controlled by Cougar's President, Terry G. Cook, has since our inception advanced funds to Cougar for it's administrative and operating expenses.  There are no specific terms of repayment and no interest charged on these related party payables.  In addition, on September 30, 2003, Hudson agreed not to demand payment of any of these payables before July 1, 2005.

During the past five years, Cougar Holdings has sold the following common stock:  On June 2, 1999, Cougar Holdings sold 1 share of common stock to Hudson Capital Corporation at $1.00 for a total of $1.  On August 1, 2000, Cougar Holdings sold 1,600,000 shares of common stock to Hudson Capital Corporation at $0.0025 per share for a total of $4,000.  On March 7, 2001, Cougar Holdings sold 1,200,000 shares of common stock to Hudson Capital Corporation at $0.0025 per share for a total of $3,000.  On January 31, 2002, Cougar Holdings sold 80,000 shares of common stock to Hudson Capital Corporation at $0.02 per share for a total of $1,600.  On June 30, 2002, Cougar Holdings sold 10,000 shares of common stock to Cam Dalgliesh, a Director of Cougar, at $0.02 per share for a total of $200.  On June 30, 2002, Cougar Holdings sold 500,000 shares of common stock to Hudson Capital Corporation at $0.02 per share for a total of $10,000.  For each of these share issues we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.

On May 1, 2004, the Board of Directors of Cougar Holdings Inc. unanimously adopted a resolution setting the close of business on May 3, 2004 as the record date to effect a 2 for 3 reverse stock split (2 new shares for 3 old shares), consistent with the approvals obtained from stockholders holding 3,390,001 (100% of outstanding common stock) shares of common stock.  On May 3, 2004, following the reverse stock split, there were a total of 2,260,001 shares of common stock outstanding.

In an offering completed on May 6, 2004, the Company issued 148,000 common shares to a total of 39 investors relying upon an exemption under Regulation S of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issues.

Hudson Capital Corporation is Cougar's majority shareholder, holding 2,253,334 shares or 93.58% of our common stock, and is the parent company of Cougar Holdings Inc.

Item 16.  Description of Business

Business Development

Cougar Holdings Inc. was incorporated in the State of Nevada on June 2, 1999.  We are an exploration stage company engaged in the exploration of two mining properties.  We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada, and our business office is 10655 NE 4th Street, Suite 400, Bellevue, WA, 98004. Our telephone number is (604) 879-9001.

Business of Registrant

General

We are an exploration stage company formed to explore our properties in Canada for the presence of gemstones. Activities to date have consisted solely of the staking of mining claims.  We have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.  There is no assurance that a commercially viable mineral deposit exists on our property.  Exploration will be required before a final evaluation as to the economic feasibility is determined.

We have interests in two properties which we may explore.  The two interests consist of a 100% interest in each of the WC1 and WC2 mineral properties located near the city of Vernon, British Columbia, Canada.  None of our properties contain a known commercially viable deposit suitable for mining.

Mineral Claims

The WC1 and WC2 Claims

The WC1 and WC2 claims are not producing properties.  They are both currently dormant.  We have, to date, no revenue from mining operations on the WC1 and WC2 claims.

The WC1 claim was staked on February 17, 2004 and the WC2 claim was staked on February 18, 2004.

The WC1 and WC2 claims consist of the following mineral claims, located within the Vernon Mining District:

Claim Name	Tenure Number	Units	Record Date	Expiry Date

WC1	408439	20	03/02/2004	02/17/2005
WC2	408440	20	03/02/2004	02/18/2005

The WC1 and WC2 claims are recorded in Mr. Cook's name and held in trust for Cougar Holdings Inc. by Mr. Cook in order to minimize fees.  Terry G. Cook has no interest whatsoever in the said mineral claims other than that of a bare trustee.  Any distribution whether income or capital and whether in cash or otherwise, and any rights in respect of the mineral claim do not in any manner belong to Terry G. Cook, but are the property of Cougar Holdings, Inc.

Terry G Cook will deliver full title on demand to Cougar Holdings, Inc. for as long as the claim is in good standing with the Province of British Columbia.

Background

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty.  Ungranted minerals are commonly known as Crown minerals.  Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located.  In the case of the Company's property, that is the province of British Columbia.  In the 19th century the practice of reserving the minerals from fee simple Crown grants was established.  Legislation now ensures that minerals are reserved from Crown land dispositions.  The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants.  Most privately held mineral titles are acquired directly from the Crown.  The Company's three properties are examples of such acquisitions.  Accordingly, fee simple title to the Company's properties resides with the Crown.  The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act.  The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

According to the Mineral Tenure Act of British Columbia, a mineral claim may be held for one year and thereafter from year to year.  In order to maintain a mineral lease the holder of the lease must, on or before the anniversary date, spend $75 each year per unit leased during the first three 1 year terms; and $150 each year per unit for subsequent 1 year terms.  The required expenditure can be in the form of expenditures on exploration or can be in the form of a direct payment to the Province of British Columbia.  If in any year, the required exploration work expenditure is not completed and filed with the Province prior to the lease expiry date, or if a payment is not made to the Province of British Columbia in lieu of the required work prior to the lease expiry date, the mineral claims will lapse.  A maximum of ten years of work credit may be filed on a claim.

The current WC1 lease expires on February 17, 2005 and the current WC2 lease expires on February 18, 2005. The two mineral leases each consist of 20 units for a total of 40 units.  The extension of these leases for another 1 year period therefore requires an expenditure of $3,000 or $1,500 per claim for exploration work, plus the payment of a recording fee; or a direct payment of the same amount to the Province of British Columbia.

The property is unencumbered and there are no competitive conditions which affect the property.  Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property.  We are presently in the exploration stage and we cannot guaranty that a commercially viable mineral deposit, a reserve, exists in the property until exploration is done and a comprehensive evaluation concludes economic feasibility.

None of the Directors or Officers of the Company have any experience in the area of mineral exploration or mining in general.  The inexperience of the Company's management in the mining field is an important risk factor that should be carefully considered by anyone considering an investment in the Company.

Current Properties - The WC1 and WC2 Mineral Claims

Location and Access

The WC1 and WC2 claims are Four-Post Mineral claims located 21 kilometers north of Vernon and 16 kilometers south southwest of Falkland in the Okanagan region of south-central British Columbia.  The claims rest on the Thompson Plateau centered at 50 degrees 21 minutes 27 seconds North Latitude and 119 degrees 31 minutes 17 seconds West Longitude (UTM Co-Ordinates 5581000 N. 320000 E.) near Ewers Creek. Ewers Creek flows east 2.5 kilometers where it joins Equesis Creek (Six-Mile Creek) south to the north arm of Okanagan Lake.  Siwash Rock Mountain and Pinaus Lake lie 1.0 kilometer north and 7 kilometers northwest of the claims respectively.

Access to the claim is gained by driving south on Westside Road to Six Mile Road, 10.3 kilometers to the McGregor Main Logging Road and west 7.0 kilometers to the central part of the claim.

Topography and Physiography

The topographic relief throughout most of the claims is steep as a result of the two large canyons housing Ewer and McGregor Creeks. The northern half of the WC1 property lies at or near the bottom of the Ewers Creek Canyon.  From here the terrain rises in a series of vertical cliffs 10 - 20 meters in height from an elevation of 875 meters (2400 ft.) above sea level to the gently rolling Thompson Plateau with a maximum elevation of 1433 meters (4700 ft.) on the southern edge of the WC2 claim.

Vegetation includes birch, spruce and minor hemlock and cedar, with local areas containing the typical open bush and dry grass of the Okanagan Valley.  Exploration is arduous largely due to the topography.  The WC1 and WC2 claims involve a significant amount of terrain that consists of steep slopes. that rise 20 to 50 feet in height., often at a steep incline.

Complicating the difficult terrain is the fact that much of the land has been previously logged, leaving behind tag alder and willow deadfall, cut by previous logging crews.  This deadfall ,or fallen trees, is 5 to 20 feet high in much of the property, making it very difficult, and sometimes dangerous to walk the properties, particularly in areas where there are steep inclines. In some areas it is difficult if not impossible to traverse side hill.

To strip portions of these lands of deadfall and establish solid paths for walking and examination of outcroppings by an exploration crew it will likely involve the use of a caterpillar.

The WC1 mineral claim already includes significant roads already in place as a result of prior work completed by forestry crews.  As a result, the work requiring a caterpillar on WC1 will consist primarily of work to cleanup existing roads and remove any remaining underbrush.  The only portion of the WC1 and WC2 properties that will require a caterpillar to build new roads is the southern half of the WC2 claim where there are no roads at present.

The cost of hiring a caterpillar and operator will be approximately $70 per hour.  The time required for caterpillar work is difficult to estimate precisely but management estimates that a caterpillar will be needed for between 40 and 60 hours in order to complete cleanup work on WC1 and to build roads in the southern half of the WC2 property.  As such, the cost of caterpillar work is estimated to be $2,800 to $4,200.  The upper figure of $4,200 is included in management's estimate of $20,000 for completion of Phase 1.

Property History

No history of any note has been found regarding the area covering the WC1 and WC2 claims.

Property Geology

The WC1 and WC2 claims are situated in the Quesnel Terrain or Quesnellia; the most eastern of the clearly allochthonous terranes in the Canadian Cordillera.  This Quesnel Terrane lies in the eastern Intermontane belt between the metamorphic Omineca Crystalline Belt on the east and the oceanic rocks of the Cache Creek Terrane to the west.  It occupies the lowest consists of two parts; the Harper Ranch Subterrane to the northwest and the Okanagan Subterrane to the southeast.  The Harper Ranch Group occupies the lowest recognized stratigraphic unit of Quesnellia.

The Harper Ranch Subterrane includes Paleozoic arc-volcanic, limestone, clastic rocks containing highly altered andesites, volcanoclastics and associated mudstones, argillites and massive limestone originally mapped as the eastern facies of the Cache Creek Group by Jones (1949). Subsequent mapping and stratigraphy work by Smith (1976), following Sada and Danner's (1976) reference to the Harper Ranch beds, gave it the name of the Harper Ranch Group.

The southern half of the WC2 claim exposes a portion of the eastern side of a large Tertiary Basin, 30 kilometers wide and 150 kilometers long, stretching from Trepanier on the west side of Okanagan Lake northwest to the South Thompson River just east of Kamloops.

The geology of the WC1 and WC2 claims consist largely of the volcanics and associated volcanoclastic lapilli tuffs with minor calcareous argillites of the Carboniferous / Permian Harper Ranch Group.  An unconformity marks the paleosurface of the Harper Ranch Group onto which the volcanoclastic sediments of the Tranquille Formation and the basalt / andesites of the Dewdrop Formation of the Kamloops Group is laid.  This unconformity dips to the west at 10 degrees transect the WC2 claim in a northwest-southeast direction.

A large portion of the WC1 and WC2 claims are underlain by the volcanic and sedmentary rocks of the Harper Ranch Group with the dominant lithology located as outcrop on the property being the andesite flows, top-flow breccias and associated lapilli tuffs.  General strike of these units is 340 degrees.  Two bands calcareous argillites with minor siltstones mark the sides of a tightly folded syncline whose axial plane strikes parallel to the general trend at 340 degrees and appears to plunge to the northwest.  The lapilli tuff and argillite unit on the western edge of the syncline is intensely deformed and it appears to be compressed from the west.  There was not enough outcrop exposure to ascertain predominate fault structures within the Harper Ranch Group but liniments see in air photos are possibly late faulting associated with a downthrow on the western side.  Ewer and McGregor Creeks follow old regional fault structures that are generally strike east-west.

Our Proposed Exploration Program

Our success depends upon finding mineralized material.  Mineralized material or deposit is a mineralized body which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s).  Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, tonnage, grade, price, recoveries costs and other factors, concludes economic feasibility.  If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

We have not begun Phase 1 of our exploration program as the Company does not have enough capital to complete Phase 1 and thus must first raise additional capital in order to proceed. The Company does not plan to begin Phase 1 until the additional funds needed have been secured.  We will need to raise additional funds from a private placement or loans.  At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future.  If we cannot raise additional money to complete Phase 1, we will have to suspend our exploration program.

Our cash and marketable securities at March 31, 2004 were $5,287, compared to our June 30, 2003 balance of $9,160.  The Company maintains its cash balances in an interest bearing account at one financial institution, Sterling Savings Bank, located in Point Roberts, Washington.  The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  At March 31, 2004, there were no uninsured cash balances.

Cougar had a working capital position of $5,287 at March 31, 2004, compared to our working capital position of $5,160 at June 30, 2003.

We have, for the past three years, financed our activities through advances and equity investments by our president.  The timing of such distributions was dependent on our requirements and the economic climate.  We anticipate having to raise additional funds by equity issuance in the next several years.  We do not expect to generate material revenue from mining operations, or to achieve self-sustaining commercial mining operations for several years.

The Company plans to fund its future operations through additional sales of its unregistered common stock as necessary, although there can be no assurance the Company will be successful in its efforts to sell its common stock.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our property is undeveloped raw land.  Exploration and surveying has not yet been initiated.  To our knowledge, the property has never been mined.

We must explore for and find mineralized material.  After that has occurred we have to determine if it is economically feasible to remove the mineralized material.  Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material.  We cannot predict what that will be until we find mineralized material.  We do not know if we will find gemstones.  Our exploration program is designed to economically explore and evaluate our properties.  We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases:

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites.

When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims.  If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area.

Trenches are generally approximately 150 ft. in length and 10-20 ft. wide.  These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area.  They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations.  Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area.  Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether exploration is warranted.

Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration.  Phase 2 is aimed at identifying any mineral deposits of potential economic importance.  The methods employed are:

 more extensive trenching
 more advanced geophysical work
 drift driving

Drift driving is the process of constructing a tunnel to take samples of minerals for testing.  Later, the tunnel can be used for mining minerals.  The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling.  Trenching identifies the continuity and extent of mineralization, if any, below the surface.  After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

Phase 2 will take about 3 months and cost up to $40,000.

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body.  This is accomplished through extensive drift driving.  Phase 3 will take about 6 months and cost up to $80,000.

The breakdown of estimated times and dollars for each phase was made by the board of directors.

We do not intend to interest other companies in the property if we find mineralized materials.  We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we do not have enough money, we will cease operations until we raise more money.  If we cannot or do not raise more money, we will cease operations.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success.  That is because we have a piece of raw land and we intend to look for gemstones.  We may or may not find any mineralized material.  We hope we do, but it is impossible to predict the likelihood of such an event.

We will not move on to a subsequent phase until the phase we are working on is completed.  We do not have any plan to take the Company from phase 3 exploration to revenue generation as it is impossible to project revenue generation at this stage.

Competitive Factors

The gemstone mining industry is fragmented.  We compete with other exploration companies looking for gemstones.  We are an infinitely small participant in the gemstone mining market.  While we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our property.

We hold no material patents, licenses, franchises or concessions.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation.  This act sets forth rules for:

locating claims
posting claims
working claims
reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals.  We must comply with these laws to operate our business.  Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia.  This code deals with environmental matters relating to the exploration and development of mining properties.  Its goals are to protect the environment through a series of regulations affecting:

1. Health and Safety
2. Archaeological Sites
3. Exploration Access

We are responsible for providing a safe working environment, to not disrupt archaeological sites, and to conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration.  If development is warranted on the property, we will file final plans of operation before we start any mining operations.  We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation.  No endangered species will be disturbed.  Restoration of the disturbed land will be completed according to law.  All holes, pits and shafts will be sealed upon abandonment of the property.  It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.  It is, however, important to recognize that if the properties were abandoned, and if any physical activity, such as trenching has taken place then by the terms of the Mineral Tenure Act of British Columbia, the Company would be responsible for remediation (i.e. responsible for returning the lands to their original state).  Inspectors for the B.C. Mining Division determine on a case-by-case basis the amount of any bond or other form of security that an exploration company must put up to ensure compliance with government remediation requirements.

The time and costs involved in having the Company's properties inspected by inspectors for the B.C. Mining Division and a rough estimate of the cost of a bond that might have to be posted forms part of our estimate of time and costs for phases 1, 2 and 3.

While the cost of any bond required cannot be precisely estimated, until a detailed work program is finalized and reviewed by the Mining Division, the history of bonding requirements in the Vernon Mining Division would suggest that if government inspectors required the posting of a bond, the cost of such a bond would likely be a minimum of $700 up to a maximum of $3,000.

We are in compliance with the act and will continue to comply with the act in the future.  We believe that compliance with the act will not adversely affect our business operations in the future.

Employees

At present, we have no full or part-time employees.  Cougar is presently managed by Terry G. Cook and Cam Dalgliesh, our officers and directors.  Mr. Cook and Mr. Dalgliesh do not have employment agreements with us.  Mr. Cook devotes approximately 25% of his time to our operations and Mr. Dalgliesh devotes approximately 5% of his time to our operations.  We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future.  There are presently no personal benefits available to any employees.  Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties.

Reports to Security Holders

After we complete this registration, we will not be required to furnish you with an annual report and we will not be voluntarily sending you an annual report.  Our annual reports will include audited financial statements.  Shareholders wishing to receive an annual report may request one by contacting our principal executive offices.

We will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K.

You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the SEC website is http://www.sec.gov.

Item 17.  Management's Discussion and Analysis or Plan of Operation

This discussion contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in this registration as we are an exploration stage company with no operations to date. Our ability to conduct an exploration program is subject to substantial risks.

The information in this Management's Discussion is current as of May 6, 2004.

Cougar Holdings is incorporated in the state of Nevada and owns mineral claims that it wishes to explore.  We have not begun Phase 1 of our exploration program as the Company does not have enough capital to complete Phase 1 and thus must first raise additional capital in order to proceed. The Company does not plan to begin Phase 1 until the additional funds needed have been secured.

Regardless of when Phase 1 of our exploration program is started, we will have to raise additional operating capital within the next 12 months, either in the form of an advance or an equity investment by our President or in the form of equity investment by outside investors.  Based on actual Fiscal 2003 operating expenses plus an estimate of accounting and legal fees for the next 12 months, we estimate that the Company needs an infusion of $5,000 in operating capital within the next 12 months.  Failure to raise enough operating capital within the next 12 months in order to pay our estimated operating expenses would mean that Cougar Holdings would have to cease operations.

Management has reviewed the exploration program subsequent to the re-staking of properties in February 2004 and has concluded that in order to proceed with Phase 1 of the exploration program an additional $20,000 of capital must be raised either as a cash investment by our President or as an equity investment by outside investors.  Total capital that must be raised in order to operate for another 12 months and to start and complete Phase 1 of the exploration program is therefore $30,000.

On May 1, 2004, the Board of Directors of Cougar Holdings Inc. unanimously adopted a resolution setting the close of business on May 3, 2004 as the record date to effect a 2 for 3 reverse stock split (2 new shares for 3 old shares), consistent with the approvals obtained from stockholders holding 3,390,001 (100% of outstanding common stock) shares of common stock.  On May 3, 2004, following the reverse stock split, there were a total of 2,260,001 shares of common stock outstanding.

On May 6, 2004, we completed an offering of 148,000 shares of our common stock to a total of 39 purchasers.  The total amount we received from this offering was $7,400.  No underwriters were used, nor were any brokerage commissions paid in connection with this share issue.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue to operate as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated for the foreseeable future. Our only source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

There is no assurance that we will be able to raise enough money to stay in business.  Whatever money we do raise will be applied firstly to exploration and secondly to administrative expenses.  We will likely have to find alternative sources of money, like a public offering, a private placement of securities or loans from our officers or others.

We have minimal cash and have not yet developed any producing mines.  We have no history of earnings.  There can be no assurance that we will be profitable. Since we have been an exploration stage company since inception and have not generated revenues, we operate with minimal overhead.

There are no preliminary agreements or understandings between Cougar Holdings and its officers and directors, or affiliates, or lending institutions with respect to any loan agreements.

There are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities by Cougar Holdings.  Future equity financing may result in substantial dilution to purchasers.

Management continues to assess the viability of exploration on our existing mineral properties, namely: the WC1, and WC2 properties in southeastern British Columbia in which we hold a 100% interest.  Work to date involves prospecting, by a professional geologist, on both properties.

Our geologist, William E. Lumley B. SC., is a consulting geologist residing in Vancouver, B.C., Canada.  Mr. Lumley has been practicing his profession for the past 25 years in Canada, United States and internationally.  Mr. Lumley graduated from the University of Waterloo, Ontario, Canada with a Bachelor of Science Degree in Geology.

With respect to the WC1 and WC2 properties, eleven distinct geological units were recognized in the course of prospecting.  While no rock samples were taken, field mapping has been performed to determine the geology, stratigraphy, and structure in two areas in a geological unit known as the Harper Ranch Group.  Those two areas are:

1. The canyon of Ewer's Creek in the Northern section of WC1 and

2. The Eastern sections of both WC1 and WC2 east and south of the road near the legal corner post and south into the McGregor Creek Canyon.

Two angular unconformities were seen within the mapping area.  The upper unconformity marks a boundary between the upper massive limestone and lower volcanoclastic sequences of the Harper Ranch Group.  The second unconformity marks the paleosurface on which the sediments and volcanics of the Kamloops Group are laid.  This unconformity dips gently to the west at about 10 degrees.

While no economic minerals have been found in the prospecting performed to date on the WC1 and WC2 properties, the prospecting geologist concluded that a geophysical survey be performed to isolate fault planes to assist in the mapping.

We have not conducted any product research or product development and have no plans to conduct any product research or product development over the next fiscal year.

We currently have no plans for purchase or sale of any plant or any significant equipment and we do not expect any significant changes in the number of employees.

Results of Operation - Nine Months Ended March 31, 2004

The Company had $0 operating revenue for the quarter and nine month period ended March 31, 2004 compared to $0 operating revenue for the quarter and nine month period ended March 31, 2003.  The Company had $10 of other income for the quarter and $42 of other income for the nine month period ended March 31, 2004 compared to $5 of other income for the quarter and $28 of other income for the nine month period ended March 31, 2003.  Other income consisted solely of interest income.

The Company recorded a net loss of ($1,794) for the quarter and a net loss of ($2,264) for the nine month month period ended March 31, 2004, compared to a net loss of ($3,688) for the quarter and a net loss of ($10,565) for the nine month period ended March 31, 2003.

The Company incurred administrative expenses of $247 for the quarter and administrative expenses of $749 for the nine month period ended March 31, 2004, compared to $1,285 for the quarter and $8,185 for the nine month period ended March 31, 2004.  The Company incurred mining property expenses of $1,557 for the quarter and nine month periods ending March 31, 2004 compared to $2,408 for the quarter and nine month periods ending March 31, 2003.

Results of Our Operations - Fiscal Year Ended June 30, 2003

The Company had $0 operating revenue for the fiscal year ended June 30, 2003 compared to $0 operating revenue for the fiscal year ended June 30, 2002.  The Company had $46 of other income for the fiscal year ended June 30, 2003 and $0 of other income for the fiscal year ended June 30, 2002.  Other income consisted solely of interest income.

The Company recorded a net income, due to a reversal of $48,000 of management fees previously charged to the Company, of $32,985 for the fiscal year ended June 30, 2003, compared to a net loss of ($2,803) for the fiscal year ended June 30, 2002.

Our net income of $32,985 in Fiscal 2003 resulted from total revenues of $46, mineral property expenses of $2,408 and administrative expenses of $(35,347) which included administrative expenses of $15,015 and a recovery of accrued management fee expenses of $(48,000).  The management fees of $48,000 were reversed on June 30, 2003 by Hudson Capital Corporation, a company controlled by Mr. Terry G. Cook, the President of Cougar Holdings Inc.  Our net loss of ($2,803) in Fiscal 2002 resulted from revenues of $0 and administrative expenses of $2,803.

Significant Uncertainties

Mineral exploration projects may be subject to numerous regulatory requirements, as well as financing and economic uncertainties.

We believe that compliance with the current rules and regulations will not adversely affect our operations.  However, since these rules and regulations may change, and are beyond our control, we consider that regulatory requirements are an uncertainty in our business.

It is uncertain whether we can finance exploration of the property.  There is also no assurance that the properties will prove to be profitable.

Staking Of The WC1 and WC2 Properties

Cougar Holdings has staked two mineral properties known as the WC1 and WC2 mineral claims.

In staking the WC1 and WC2 properties, Cougar Holdings acquired the legal title to minerals in the WC1 and WC2 mineral claims, which are recorded claims in the Vernon Mining Division, Province of British Columbia and which are issued and administered by the Mineral Titles Branch, Ministry of Energy and Mines of the Province of British Columbia, Canada.

A mineral claim conveys to the holder the right to all minerals or placer minerals as defined in the Mineral Tenure Act of British Columbia, and which were available at the time of location or staking or have subsequently become available under the terms of the Act.

Cougar does not own the fee simple to these properties.  The fee simple is held by the Province of British Columbia.

Variation in Operating Results

None of our properties are yet in production, and consequently, the properties do not produce any revenue.  As a result, there is little variation expected in operating results from year to year.

Management periodically reviews results with the assistance of mining professionals.  Decisions to abandon, reduce or expand exploration efforts are based upon many factors including general and specific assessments of mineral deposits, the likelihood of increasing or decreasing those deposits, land costs, estimates of future mineral prices, potential extraction methods and costs, the likelihood of positive or negative changes to the environment, permitting, taxation, labor and capital costs.

Possible Dilution to Shareholders

Our plan of operation calls for us to finance business expansion and acquisitions by issuing securities.  Any issue of stock or securities convertible into common stock could result in significant dilution to present and prospective holders of our common shares.

Securities Market Risk and the Penny Stock Risk

Cougar's stock is subject to "penny stock" rules as defined in the1934 Securities and Exchange Act rule 3151-1.  The Securities & Exchange Commission regulates broker-dealers transactions in penny stocks.  Penny stocks, with some exceptions, are equity securities with a price of less than $5.00.  Penny stock rules require a broker-dealer to deliver to a prospective purchaser a standardized disclosure document that provides information about penny stocks and the risks of the penny stock market.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Bid and offer quotations, and broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting a transaction.  The broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement.  In addition, the disclosure requirements above may reduce trading activity in the secondary market for penny stocks.

Transaction costs with purchases and sales of penny stocks are likely to be higher than those for other securities.

Fluctuations in our quarterly operating results may cause our stock price to decline.

We plan to retain earnings.  We have very limited resources and do not anticipate paying dividends on our common stock for the foreseeable future.

Known Trends

Due to the lack of working capital and to the significant operating losses, it is uncertain whether we can continue to exist unless additional working capital is obtained.  These trends or conditions could have a material adverse effect on our financial position and future results of operations.  We intend to raise sufficient working capital through equity financing or reorganization.

Inflation

Our results of operations have not been significantly affected by inflation.   Management does not expect inflation to have a material impact on our operations in the future.

Recent Accounting Pronouncements

In November 2002, the Emerging Issues Task force ("EITF") reached a consensus regarding EITF Issue 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables".  The consensus addresses not only when and how an arrangement involving multiple deliverables should be divided into separate units of accounting but also how the arrangement's consideration should be allocated among separate units.  The pronouncement is effective for the Company commencing with its fiscal year end 2004 and is not expected to have a material impact on its results of operations or financial position.

In November 2002, the FASB issued FASB interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, including indirect Guarantees of Indebtedness of Others, an interpretation of FASB statements 5, 57, 107 and rescission of FASB interpretation No. 34".  FIN 45 requires recognition and measurement of guarantees entered into or modified beginning on January 1, 2003 and requires expanded disclosure of guarantees as at December 31, 2002.  The Company has determined that the adoption of FIN 45 did not have a material impact on its results of operations or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123".  SFAS 148 provided alternative methods for voluntary transition to the fair value based method of accounting for stock-based employees compensation.  SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format.  Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements.  The transition and annual disclosure requirements of SFAS 148 are effective for the Company's fiscal year 2003.  The interim disclosure requirements are effective for the second quarter of the Company's fiscal year 2003.  The Company has determined that the adoption of SFAS 148 did not have a material effect on its results of operations or financial condition.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51", FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support form other parties.  FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003.  For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.  The Company has determined that the adoption of FIN 46 will not have a material impact on its results of operations or financial position.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity."  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  The requirements of SFAS 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract.  SFAS 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities.  It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS 150 and still existing at the beginning of the interim period of adoption.  Restatement is not permitted.  The Company has determined that the adoption of SFAS 150 is not expected to have an impact in its results of operations or financial position.

In October 2002 and April 2003, respectively, FASB issued the following Statements of Financial Accounting Standards:

- No. 147, "Accounting of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9", and
- No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities".

The Company has determined that these will not have any relationship to the operations of financial position of the Company.  Therefore, a description of each and their respective impact on the Company's operations have not been disclosed.

Forward-looking Statements

Some discussions in this filing may contain forward-looking statements and and prospective in nature.  Such forward-looking statements reflect managements beliefs and assumptions and are based on information currently available to management.  Forward-looking statements are statements that express our goals, beliefs, plans, current expectations or other statements regarding matters that are not historical facts.  Forward-looking statements are often identified by words such as "believes", "anticipates", "expects", "estimates" and similar expressions, or words which, by their nature, refer to future events.  The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such statements.

Such factors include, among others, the following:  local, national and international general economic and market conditions; the ability of the Company to attract equity capital; the ability of the Company to implement our proposed exploration program and the success thereof; existing government regulations and changes in, or the failure to comply with, government regulations; changes in business strategy or development plans; the ability to attract and retain qualified personnel; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this Form SB-2 are cautioned not to place undue reliance on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly release the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Item 18.  Description of Property

Mineral Properties

We have interests in two properties which we may explore.  The two interests consist of a 100% interest in each of the WC1 and WC2 mineral properties located near the city of Vernon, British Columbia, Canada.  None of our properties contain a known commercially viable deposit suitable for mining.  Details regarding our interests in mining properties are discussed in a previous item entitled Description of Business.

Office Facilities

The Company's executive offices are currently located at 10655 NE 4th Street, Suite 400, Bellevue, WA 98004 in an area comprised of approximately 200 square feet.  The space is provided at no cost to the Company by the President and any resulting rent expense if the space were rented to the Company would be immaterial.  The Company considers the facilities adequate for current purposes.

Item 19.  Certain Relationships And Related Transactions

Hudson Capital Corporation, a company controlled by Cougar's President, Terry G. Cook, has since our inception advanced funds to Cougar for it's administrative and operating expenses.  There are no specific terms of repayment and no interest charged on these related party payables.  In addition, on September 30, 2003, Hudson agreed not to demand payment of any of the Company's related party payables until July 1, 2005.

Hudson Capital Corporation had accrued compensation of $48,000 from Cougar Holdings for management and administrative services since Cougar's inception on June 2, 1999 to December 2001. This amount of $48,000 was reversed by Hudson on June 30, 2003.  There is no services contract between Hudson Capital and Cougar Holdings.  Valuation of the services is determined entirely by prevailing professional fees charged by third parties for such services, with the clear understanding that the fees charged by Hudson to Cougar shall be no less favorable to Cougar than if these services were provided by an independent third party.  Furthermore, any compensation to be paid to Hudson Capital for services rendered will be determined by the Board of Directors of Cougar Holdings.

During the past two years, Cougar Holdings has sold the following common stock:  On January 31, 2002, Cougar Holdings sold 80,000 shares of common stock to Hudson Capital Corporation at $0.02 per share for a total of $1,600.  On June 30, 2002, Cougar Holdings sold 10,000 shares of common stock to Cam Dalgliesh, a Director of Cougar, at $0.02 per share for a total of $200.  On June 30, 2002, Cougar Holdings sold 500,000 shares of common stock to Hudson Capital Corporation at $0.02 per share for a total of $10,000.  For each of these share issues we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issues.

Hudson Capital Corporation is Cougar's majority shareholder, holding 2,253,334 shares or 93.58% of our common stock, and is the parent company of Cougar Holdings Inc.

Other than as discussed above, Cougar Holdings has not, since our date of incorporation, been or is to be a party in any transactions or proposed transactions that had or is to have a direct or indirect material interest with any of the following persons :

Any of our directors or officers;
Any person proposed as a nominee for election as a director;
Any person who beneficially owns, directly or indirectly, shares carrying more than 10%
     of the voting rights attached to our outstanding shares of common stock;
Any of our promoters, and;
Any member of the immediate family of any of the foregoing persons.

Item 20.  Market For Common Equity And Related Stockholder Matters

Market Information

There is no public trading market as the Company's common stock does not trade on any exchange or any Over-the-Counter Electronic Bulletin Board.

As of May 6, 2004, there were 2,408,001 shares of common stock outstanding.  There are no stock options, warrants, rights, conversion privileges or other similar rights which the listed beneficial owners or anyone else may acquire.  No shares have been offered nor proposed to be offered to the public.

A total of 2,260,001 shares are held by our officers and directors, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.

Holders

As of May 6, 2004, the shareholders' list for the Company's common shares showed 41 registered shareholders.

Dividends

The Company has not declared any dividends since incorporation, and does not anticipate that it will do so in the foreseeable future.  The present policy of the Company is to retain future earnings for use in its operation and expansion of its business.

There are no restrictions in our articles of incorporation or bylaws that prevent the Board of Directors from declaring dividends.  The Nevada Revised Statutes, however, do prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

1.  We would not be able to pay our debts as they become due in the usual course of business; or

2.  Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

The Company does not have any Equity Compensation Plans at this time.

Item 21.  Executive Compensation

Hudson Capital Corporation had accrued compensation of $48,000 from Cougar Holdings for management and administrative services since Cougar's inception on June 2, 1999 until June 30,2001.  On June 30, 2003 Hudson reversed all charges for management and administrative services for the above period.  Mr. Terry G. Cook is the President and controlling shareholder of Hudson Capital Corporation. The accrued management and administrative fees were never paid to Hudson and were outstanding until they were reversed on June 30, 2003 by Hudson Capital Corporation.

During Fiscal 2003 ended June 30, 2003, no director or executive officer received or accrued compensation, cash or otherwise, in excess of  $60,000.  We did not set aside or accrue any funds during Fiscal 2003 to provide pension, retirement or similar benefits for directors or executive officers.

Long-Term Compensation

Not Applicable

Summary Compensation Table

The following table sets forth the compensation paid by us to our principal executive officer for fiscal years ending June 30, 2003, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE
		Annual compensation			Long-term compensation
					Awards		Payouts
Name and principal position	Year	Salary ($)	Bonus ($)	Other annual compen- sation ($)	Restricted stock award(s) ($)	Securities under- lying options/ SARs (#)	LTIP payouts ($)	All other compen- sation ($)

Terry G. Cook, President	2003	0	0	(48,000) (1)	0	0	0	0

Terry G. Cook, President	2002	0	0	0	0	0	0	0

Terry G. Cook, President	2001	0	0	18,000 (1)	0	0	0	0

Terry G. Cook, President	2000	0	0	30,000 (1)	0	0	0	0

(1) Reflects accrued management and administrative fees and the June 30, 2003 reversal of these fees

No compensation is payable to directors of the Company in connection with attendance at board meetings, except as to such directors who also serve as officers of the Company in capacities other than directors and/or officers.  At this time, no other compensation has been scheduled for any other member of the Board of Directors of officers of the Company.

Future compensation of officers will be determined by the Board of Directors based upon financial condition and performance of the Company, the financial requirements of the Company, and upon individual performance of each officer.  The Board of Directors intends to insure that the salaries paid to the Company's officers and employees are reasonable and prudent and are based upon both the financial condition and performance of the Company and upon the performance of the individual officers.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Item 22.  Financial Statements

Cougar Holdings Inc.
(An Exploration Stage Company)

TABLE OF CONTENTS

Page

Independent Auditors' Report	1

Balance Sheet, June 30, 2003 and 2002	2

Statement of Operations	3

Statement of Changes in Stockholders' Deficiency, for the Period
from inception on June 2, 1999 through June 30, 2003	4

Statement of Cash Flows	5

Notes to the Financial Statements	6-12

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Cougar Holdings Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Cougar Holdings Inc. (An Exploration Stage Company) as of June 30, 2003 and the related statement of operations, changes in stockholders' deficiency and cash flows for the year then ended and for the period from inception on June 2, 1999 to June 30, 2003.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cougar Holdings Inc. (An Exploration Stage Company) as of June 30, 2003, and the results of its operations and its cash flows for the year then ended and for the period from inception on June 2, 1999 to June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The comparative figures for the year ended June 30, 2002 were based on financial statements reported on by another firm of auditors who issued their report dated September 6, 2002 without qualification.

/s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
September 19, 2003

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

BALANCE SHEET

As at June 30,	2003	2002

ASSETS
CURRENT
Cash	$ 9,160	$ 10,200

	9,160	10,200

COMPUTER EQUIPMENT, net of accumulated
depreciation of $3,289 and $2,314, respectively	1,587	2,562

	$ 10,747	$ 12,762

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$ 4,000	$ -

	4,000	-

RELATED PARTY PAYABLE	9,503	48,503

	$ 13,503	$ 48,503

STOCKHOLDERS' DEFICIENCY

Capital stock
Common stock, $0.001 par value; 200,000,000
shares authorized; 3,390,001 (2002 - 3,390,001)
shares issued and outstanding	3,390	3,390
Additional paid-in capital	15,411	15,411
Deficit accumulated during the exploration stage	(21,557)	(54,542)

	(2,756)	(35,741)

	$ 10,747	$ 12,762

The accompanying notes are an integral part of these financial statements.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS

	For the period
	from inception
	on June 2, 1999	For the year	For the year
	to June 30,	ended June 30,	ended June 30,
	2003	2003	2002

Other income:
Interest income	$ 46	$ 46	$ -

Operating expenses:

Mining property expenses	$ 3,872	$ 2,408	$ 1,464
General and administrative expenses
Management fees (reversal)	-	(48,000)	-
Other	17,731	12,653	1,339

	(21,603)	(32,939)	2,803

NET INCOME (LOSS)	$ (21,557)	$ 32,985	$ (2,803)

NET INCOME (LOSS) PER SHARE - BASIC	$ (0.01)	$ 0.01	$ -

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - BASIC	1,975,924	3,390,001	2,834,397

The accompanying notes are an integral part of these financial statements.

COUGAR HOLDINGS INC.

(An Exploration Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY

For the Period From Inception on June 2, 1999 Through June 30, 2003

Accumulated

Deficit

incurred

Additional

during the

Common Stock

Paid-in

Exploration

Shares

Amount

Capital

Stage

Totals

Inception, June 2, 1999

Common stock issued for

 cash ($1.00 per share)

1

$ -

$  1

-

$  1

Net (loss)

-

-

-

$ (30,954

)

(30,954

)

Balance, June 30, 2000

 1

 -

 1

 (30,954

)

 (30,953

)

Common stock issued in

 satisfaction of the

 related party payable

 ($0.0025 per share)

2,800,000

2,800

4,200

7,000

Net (loss)

-

-

-

(20,785

)

(20,785

)

Balance, June 30, 2001

2,800,001

 2,800

 4,201

 (51,739

)

 (44,738

)

Common stock issued for

 cash ($0.02 per share)

510,000

510

9,690

10,200

Common stock issued in

 satisfaction of the

 related party payable

 ($0.02 per share)

80,000

80

1,520

-

1,600

Net (loss)
-
-

-

(2,803

)

(2,803

)

Balance, June 30, 2002

3,390,001

$ 3,390

$15,411

$ (54,542

)

$ (35,741

)

Net income

-

-

-

32,985

32,985

Balance, June 30, 2003

3,390,001

$ 3,390

$15,411

$ (21,557

)

$ (2,756

)

The accompanying notes are an integral part of these financial statements.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS
	For the period
	from inception
	on June 2, 1999	For the year	For the year
	to June 30,	ended June 30,	ended June 30,
	2003	2003	2002
OPERATING ACTIVITIES
Net income ( loss)	$ (21,557)	$ 32,985	$ (2,803)
Adjustments to reconcile net income (loss)
to net cash used by operating activities
Depreciation	3,289	975	975
Management fees (reversal)	-	(48,000)	-
Increase in accounts payable and
Accrued liabilities	4,000	4,000	-

Net Cash Used For Operating Activities	(14,268)	(10,040)	(1,828)

INVESTING ACTIVITIES
Purchase of equipment	(4,876)	-	-

Net Cash Used For Investing Activities	(4,876)	-	-

FINANCING ACTIVITIES
Issuance of capital stock	10,201	0	10,200
Net advances from related party	18,103	9,000	1,828

Net Cash Provided By Financing Activities	28,304	9,000	12,028

NET INCREASE (DECREASE) IN CASH	9,160	(1,040)	10,200

CASH, BEGINNING OF PERIOD	-	10,200

CASH, END OF PERIOD	$ 9,160	$ 9,160	$ 10,200

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION

Non-cash Financing Activity
Common stock issued in satisfaction of
the related party payable	$ 8,600	$ -	$ 1,600

Income Taxes Paid	$ -	$ -	$ -

Interest Paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

Cougar Holdings Inc. (the "Company") is a Nevada Corporation that was formed on June 2, 1999.  The Company was organized to explore properties in British Columbia, Canada, for gemstones and other commercial grade minerals.

The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.  The Company has incurred operating losses since its inception (except as described in Note 5), has a stockholders' deficiency, and no recurring sources of revenue.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through advances from related parties and issuance of its unregistered common stock.  There are no assurances, however, with respect to the future success of these plans.  The financial statements do not contain any adjustments, which might be necessary, if the Company is unable to continue as a going concern.

Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Enterprise

The Company's financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7, "Accounting for Development Stage Enterprises," as it devotes substantially all of its efforts to acquiring and exploring gemstone properties in British Columbia, Canada.  Until such properties are acquired and developed the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Income Taxes

Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Net Income (Loss) Per Share

Statement of Financial Accounting Standards No. 128, "Earnings per Share," requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all income and loss statements, for all entities with complex capital structures.  Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities.  At June 30, 2003 and 2002, the Company had no outstanding stock options, warrants, and other convertible securities, accordingly, only basic EPS is presented.

Regulatory Matters

The Company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health and safety, and environmental matters.  The Company's management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Exploration Costs

Exploration costs of mineral properties that do not add net realizable value, are charged to operations as incurred.

Foreign Currency Translation

The Company holds interests in two mineral claims in British Columbia, Canada.  Accordingly, the Company translates the monetary assets and liabilities related to its Canadian operations at the period-end exchange rate while nonmonetary assets and liabilities are translated at historical rates.  Income and expense accounts are translated at the average exchange rate for each period.  Translation adjustments and transaction gains and losses are reflected in the net loss for the period.

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

New accounting pronouncements

In November 2002, the Emerging Issues Task force ("EITF") reached a consensus regarding EITF Issue 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables".  The consensus addresses not only when and how an arrangement involving multiple deliverables should be divided into separate units of accounting but also how the arrangement's consideration should be allocated among separate units.  The pronouncement is effective for the Company commencing with its fiscal year end 2004 and is not expected to have a material impact on its results of operations or financial position.

In November 2002, the FASB issued FASB interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, including indirect Guarantees of Indebtedness of Others, an interpretation of FASB statements 5, 57, 107 and rescission of FASB interpretation No. 34".  FIN 45 requires recognition and measurement of guarantees entered into or modified beginning on January 1, 2003 and requires expanded disclosure of guarantees as at December 31, 2002.  The Company has determined that the adoption of FIN 45 did not have a material impact on its results of operations or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123".  SFAS 148 provided alternative methods for voluntary transition to the fair value based method of accounting for stock-based employees compensation.  SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format.  Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements.  The transition and annual disclosure requirements of SFAS 148 are effective for the Company's fiscal year 2003.  The interim disclosure requirements are effective for the second quarter of the Company's fiscal year 2003.  The Company has determined that the adoption of SFAS 148 did not have a material effect on its results of operations or financial condition.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51", FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support form other parties.  FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003.  For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.  The Company has determined that the adoption of FIN 46 will not have a material impact on its results of operations or financial position.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

New accounting pronouncements (Cont'd)

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity."  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  The requirements of SFAS 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract.  SFAS 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities.  It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS 150 and still existing at the beginning of the interim period of adoption.  Restatement is not permitted.  The Company has determined that the adoption of SFAS 150 is not expected to have an impact in its results of operations or financial position.

In October 2002 and April 2003, respectively, FASB issued the following Statements of Financial Accounting Standards:

- No. 147, "Accounting of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9", and
- No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities".

The Company has determined that these will not have any relationship to the operations of financial position of the Company.  Therefore, a description of each and their respective impact on the Company's operations have not been disclosed

Fair values of financial instruments

The carrying amounts of financial instruments including cash and related party payable approximate their fair values as of June 30, 2003 and 2002.

Concentration of Risk

The Company maintains its cash accounts in one commercial bank in Point Roberts, WA.  The Company's cash accounts is in an unsecured business checking account.  As at June 30, 2003 the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities.

Start-up expenses

The Company has adopted Statement of Position No. 98-5, "Reporting the Costs of Start-Up Activities," which requires that costs associated with start-up activities be expensed as incurred.  Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on June 2, 1999 to June 30, 2003.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Equipment

Equipment is stated at the lower of cost or estimated net realizable value and are depreciated using the straight-line method over its estimated useful life (five years).  Maintenance and repairs are charged to operations as incurred.  Betterments of a major nature are capitalized.  When assets are retired or sold, the costs and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

Comparative Figures

Certain amounts in the prior year have been reclassified to conform to the presentation used in the current year.

NOTE 3 - MINERAL PROPERTIES

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties.  The Company has investigated title to all of its mineral properties and, to the best of their knowledge, title to all of its properties are in good standing.

As at June 30, 2003, the Company has interests in two mineral properties known as the WC1 and WC2 mineral claims, located in the Vernon Mining Division, Province of British Columbia, administered by the Mineral Titles Branch, Ministry of Energy and Mines of the Province of British Columbia, Canada.  As of June 30, 2002, the Company had interests in three properties known as the WCT1 and the WC1 and WC2 mineral claims.  Those claims were staked during the year ended June 30, 2002 and upon expiry of the claims, the WC1 and WC2 claims were re-staked during the year ended June 30, 2003 while the WCT1 claim was allowed to lapse.  In connection with re-staking or establishing the claims the Company incurred costs totaling $2,408 for the year ended June 30, 2003 and $1,463 for the year ended June 30, 2002, that are reflected in the Company's operating expenses.  None of the Company's properties contain a known commercially viable deposit suitable for mining.

NOTE 4 - INCOME TAXES

Income taxes vary from the amount that would be determined by applying the statutory rates due to the following:

	2003	2002

Net income tax operating income (loss)	$32,985	$(2,803)

Statutory tax rate	34%	34%

Provision for income taxes based on statutory rates	11,215	-

Reduction of income taxes on application of prior years'
losses not previously recognized	(11,215)	-

	$ -	$ -

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES (Cont'd)

Significant components of the Company's deferred income tax assets are as follows:

	2003	2002

Net income tax operating loss carry forward	$21,557	$55,000

Statutory tax rate	34%	34%

Deferred income tax asset	7,329	18,700

Valuation allowance	(7,329)	(18,700)

	$ -	$ -

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company's operations have been financed through advances from and issuance of common stock to Hudson Capital Corporation ("Hudson"), a Company controlled by Mr. Terry G. Cook, the President and Director of Cougar Holdings Inc.  In addition to the transactions described in Note 6, the following table schedules the Company's transactions with Hudson:

	For the period
	from inception on
	June 2, 1999	For the year	For the year
	to June 30,	ended June 30,	ended June 30,
	2003	2003	2002

Beginning balance	$ -	$ 48,503	$ 48,275

Reversal of management fees	-	(48,000)

Advances	18,103	9,000	1,828

Conversions to common stock	(8,600)	-	(1,600)

Ending balance	$ 9,503	$ 9,503	$ 48,503

Hudson has provided management and office services to the Company since its inception that have been accrued in the related party payable.  Effective June 30, 2003, Hudson reversed all management fees totaling $48,000 charged to the Company since inception and applied the credit as a reversal of management fees.  The balance in the related party payable consists of amounts paid by Hudson on the Company's behalf to fund operating activities, or funds advanced to the Company by Hudson.  These amounts are unsecured and do not bear interest.  Hudson has agreed not to demand payment on any of the amounts until July 1, 2004.

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

Common Stock Issued for Cash

The Company was initially capitalized at its inception by the sale of one share of its common stock for $1.00 to Hudson.  During the year ended June 30, 2003, the Company did not issue any additional common stock for cash.  During the fiscal year ended June 30, 2002, the Company issued 510,000 shares of its common stock at $0.02 per share to Hudson and a Director of the Company, for $10,200.

Common Stock Issued for Satisfaction of the Related Party Payable

During the year ended June 30, 2003, the Company did not issue any additional common stock in satisfaction of related party payable.  During the year ended June 30, 2002, the Company issued 80,000 of its common stock at $0.02 per share to Hudson in satisfaction of $1,600 payable to Hudson.

Unaudited Financial Statements (Nine months ended March 31, 2004)

Cougar Holdings Inc.

(An Exploration Stage Company)

March 31, 2004

(Unaudited)

TABLE OF CONTENTS

Page

Balance Sheets, March 31, 2004 and June 30, 2003

FS 2

Statements of Operations for the three and nine months ended March 31, 2004 and 2003, and from inception on June 2, 1999 through March 31, 2004

FS 3

Statement of Changes in Stockholders' Deficiency, for the Period

   from inception on June 2, 1999 through March 31, 2004

FS 4

Statements of Cash Flows for the nine months ended March 31, 2004 and 2003, and from inception on June 2, 1999 through March 31, 2004

FS 5

Condensed Notes to Financial Statements

FS 6 - 8

Page FS 1

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

BALANCE SHEET
(Unaudited)

As at March 31, 2004 and June 30, 2003	Mar. 31, 2004	Jun. 30, 2003
	(Unaudited)
ASSETS
CURRENT
Cash	$ 5,287	$ 9,160

	5,287	9,160
COMPUTER EQUIPMENT, net of accumulated
depreciation of $4,020 and $3,289, respectively	856	1,587

	$ 6,143	$ 10,747

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$ 0	$ 4,000

	0	4,000

RELATED PARTY PAYABLE	11,163	9,503

	$ 11,163	$ 13,503

STOCKHOLDERS' DEFICIENCY

Capital stock
Common stock, $0.001 par value; 200,000,000
shares authorized; 3,390,001 (June 30, 2003 - 3,390,001)
shares issued and outstanding	3,390	3,390
Additional paid-in capital	15,411	15,411
Deficit accumulated during the exploration stage	(23,821)	(21,557)

	(5,020)	(2,756)

	$ 6,143	$ 10,747

The accompanying notes are an integral part of these financial statements.

Page FS 2

Cougar Holdings Inc.
(An Exploration Stage Company)

Statements of Operations
(Unaudited)

For the period
	from inception	For the three	For the nine	For the three	For the nine
	on Jun. 2, 1999	months ended	months ended	months ended	months ended
	to Mar. 31, 2003	Mar. 31, 2004	Mar. 31, 2004	Mar. 31, 2003	Mar. 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Other Income:
Interest income	$ 88	$ 10	$ 42	$ 5	$ 28

Operating expenses:
Mining property expenses	$ 5,429	$ 1,557	$ 1,557	$ 2,408	$ 2,408
General and administrative
expenses	18,480	247	749	1,285	8,185
	23,909	1,804	2,306	3,693	10,593

Net loss	$ (23,821)	$ (1,794)	$ (2,264)	$ (3,688)	$ (10,565)

Net loss per share-basic (Note 3)	$ (0.01)	$ Nil	$ Nil	$ Nil	$ Nil

Weighted average common
shares outstanding-basic	2,196,373	3,390,001	3,390,001	3,390,001	3,390,001

The accompanying notes are an integral part of these financial statements.

Page FS 3

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
(Unaudited)

For the Period From Inception on June 2, 1999 Through March 31, 2004

				Accumulated
				Deficit
				incurred
			Additional	during the
	Common Stock		Paid-in	Exploration
	Shares	Amount	Capital	Stage	Totals

Inception, June 2, 1999

Common stock issued for
cash ($1.00 per share)	1	$ -	$ 1	-	$ 1

Net (loss)	-	-	-	$ (30,954)	(30,954)

Balance, June 30, 2000	1	-	1	(30,954)	(30,953)

Common stock issued in
satisfaction of the
related party payable
($0.0025 per share)	2,800,000	2,800	4,200	-	7,000

Net (loss)	-	-	-	(20,785)	(20,785)

Balance, June 30, 2001	2,800,001	2,800	4,201	(51,739)	(44,738)

Common stock issued for
cash ($0.02 per share)	510,000	510	9,690	-	10,200

Common stock issued in
satisfaction of the
related party payable
($0.02 per share)	80,000	80	1,520	-	1,600

Net (loss)	-	-	-	(2,803)	(2,803)

Balance, June 30, 2002	3,390,001	$ 3,390	$ 15,411	$ (54,542)	$ (35,741)

Net income	-	-	-	32,985	32,985

Balance, June 30, 2003	3,390,001	$ 3,390	$ 15,411	$ (21,557)	$ (2,756)

Net (loss), Mar. 31, 2004	-	-	-	(2,264)	(2.264)

Balance, Mar. 31, 2004	3,390,001	$ 3,390	$ 15,411	$ (23,821)	$ (5,020)

The accompanying notes are an integral part of these financial statements.
Page FS 4

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS
(Unaudited)
	For the period
	from inception	For the nine	For the nine
	on June 2, 1999	months ended	months ended
	to Mar. 31, 2004	Mar. 31, 2004	Mar. 31, 2003
	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income ( loss)	$ (23,821)	$ (2,264)	$ (10,565)
Adjustments to reconcile net income (loss)
to net cash used by operating activities
Depreciation	4,020	731	731
Increase in accounts payable and
Accrued liabilities	0	(4,000)	0

Net Cash Used For Operating Activities	(19,801)	(5,533)	(9,834)

INVESTING ACTIVITIES
Purchase of equipment	(4,876)	0	0

Net Cash Used For Investing Activities	(4,876)	0	0

FINANCING ACTIVITIES
Issuance of capital stock	10,201	0	0
Advances from related party	19,763	1,660	9,000

Net Cash Provided By Financing Activities	29,964	0	9.000

NET INCREASE (DECREASE) IN CASH	5,287	(3,873)	(834)

CASH, BEGINNING OF PERIOD	0	9,160	10,200

CASH, END OF PERIOD	$ 5,287	$ 5,287	$ 9,366

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION
Non-cash Financing Activity
Common stock issued in satisfaction of
the related party payable	$ 8,600	$ 0	$ 0
Income Taxes Paid	$ 0	$ 0	$ 0
Interest Paid	$ 0	$ 0	$ 0

The accompanying notes are an integral part of these financial statements.

Page FS 5

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

CONDENSED NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF FINANCIAL STATEMENT PREPARATION

The financial statements have been prepared by COUGAR HOLDINGS INC. without audit and pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished in the financial statements include normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of such financial statements.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  The Company believes that the information presented is not misleading.  These condensed financial statements should be read in conjunction with the audited financial statements and the accompanying notes for the fiscal year ended June 30, 2003, included in the Company's Form 10-KSB.  The results of operations for the period ended March 31, 2004 are not necessarily indicative of operating results for the fiscal year ending June 30, 2004.

NOTE 2 - EXPLORATION STAGE COMPANY

We are an exploration stage company formed to explore our two properties in Canada for the presence of gemstones.  Activities to date have consisted solely of the staking of mining claims.  We have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.  We have minimal cash and  no history of earnings.  Since we have been an exploration stage company since inception and have not generated revenues, we operate with minimal overhead.

NOTE 3 - NET LOSS PER SHARE

At March 31, 2004 and 2003, the Company had no outstanding stock options, warrants, and other convertible securities.  Accordingly, only basic earnings or loss per share is presented.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2002, the Emerging Issues Task force ("EITF") reached a consensus regarding EITF Issue 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables".  The consensus addresses not only when and how an arrangement involving multiple deliverables should be divided into separate units of accounting but also how the arrangement's consideration should be allocated among separate units.  The pronouncement is effective for the Company commencing with its fiscal year end 2004 and is not expected to have a material impact on its results of operations or financial position.

Page FS 6

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

CONDENSED NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - RECENT ACCOUNTING PRONOUCEMENTS (Cont'd)

In November 2002, the FASB issued FASB interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, including indirect Guarantees of Indebtedness of Others, an interpretation of FASB statements 5, 57, 107 and rescission of FASB interpretation No. 34".  FIN 45 requires recognition and measurement of guarantees entered into or modified beginning on January 1, 2003 and requires expanded disclosure of guarantees as at December 31, 2002.  The Company has determined that the adoption of FIN 45 did not have a material impact on its results of operations or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123".  SFAS 148 provided alternative methods for voluntary transition to the fair value based method of accounting for stock-based employees compensation.  SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format.  Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements.  The transition and annual disclosure requirements of SFAS 148 are effective for the Company's fiscal year 2003.  The interim disclosure requirements are effective for the second quarter of the Company's fiscal year 2003.  The Company has determined that the adoption of SFAS 148 did not have a material effect on its results of operations or financial condition.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51", FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support form other parties.  FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003.  For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.  The Company has determined that the adoption of FIN 46 will not have a material impact on its results of operations or financial position.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity."  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  The requirements of SFAS 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract.  SFAS 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities.  It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS 150 and still existing at the beginning of the interim period of adoption.  Restatement is not permitted.  The Company has determined that the adoption of SFAS 150 is not expected to have an impact in its results of operations or financial position.

Page FS 7

COUGAR HOLDINGS INC.
(An Exploration Stage Company)

CONDENSED NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - RECENT ACCOUNTING PRONOUCEMENTS (Cont'd)

In October 2002 and April 2003, respectively, FASB issued the following Statements of Financial Accounting Standards:

- No. 147, "Accounting of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9", and
- No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities".

The Company has determined that these will not have any relationship to the operations of financial position of the Company.  Therefore, a description of each and their respective impact on the Company's operations have not been disclosed.

Page FS 8

Item 23.  Changes In and Disagreements With Accountants
on Accounting and Financial Disclosure

On June 11, 2003 the Board of Directors (the "Board") of Cougar Holdings Inc. (the "Company") agreed unanimously to no longer retain DeCoria, Maichel & Teague P.S. as the Company's independent public accountants.

The reports of DeCoria, Maichel & Teague P.S. on the financial Statements for each of the years ended June 30, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles other than the statement that the Company's losses raise substantial doubt about its ability to continue as a going concern.

The Company's Board of Directors participated in and approved the decision to change independent accountants on June 11, 2003.

During the years ended June 30, 2002 and 2001 and through June 11, 2003, there were no disagreements with DeCoria, Maichel & Teague P.S. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of DeCoria, Maichel & Teague P.S. would have caused it to make reference to the subject matter of the disagreements in connection with its report.

In connection with the audits for the fiscal years ended June 30, 2002 and 2001, and the subsequent interim period ending June 11, 2003, DeCoria, Maichel & Teague P.S. did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

On August 1, 2003 the Board of Directors (the "Board") of Cougar Holdings Inc. (the "Company") agreed unanimously to engage McLean Majdanski, Chartered Accountants, as the Company's independent public accountants commencing with the audit for the year ending June 30, 2003.  During the years ended June 30, 2002 and 2001 and through the date of the Board's decision to engage Mclean Majdanski, Chartered Accountants, the Company did not consult McLean Majdanski with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

On August 30, 2003 the Board of Directors (the "Board") of Cougar Holdings Inc. (the "Company") have agreed unanimously to rescind the agreement to engage McLean Majdanski, Chartered Accountants, as the Company's independent public accountants commencing with the audit for the year ending June 30, 2003.  The firm of McLean Majdanski was never officially engaged and did not perform any services as the Company's independent public accountants.

On August 30, 2003 the Board of Directors (the "Board") of Cougar Holdings Inc. (the "Company") agreed unanimously to engage Telford Sadovnick, P.L.L.C., Certified Public Accountants, as the Company's independent public accountants commencing with the audit for the year ending June 30, 2003.  During the years ended June 30, 2002 and 2001 and through the date of the Board's decision to engage Telford Sadovnick, P.L.L.C., Certified Public Accountants, the Company did not consult Telford Sadovnick, P.L.L.C., Certified Public Accountants, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 24.  Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Articles XII of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 25.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$13
Federal Taxes	NIL
State Taxes and Fees	NIL
Transfer Agent Fees	200
Accounting fees and expenses	0
Legal fees and expenses	1,700
Miscellaneous	NIL

Total	$1,913

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales of Unregistered Securities

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

We issued 1,600,000 shares of common stock on August 1, 2000 to Hudson Capital Corporation, a company controlled by Cougar's President Terry G. Cook.  Mr. Cook is our president, secretary and treasurer and a Director.  Hudson Capital acquired these shares in satisfaction of a $4,000 receivable owed to Hudson by Cougar Holdings at a price of $0.0025 per share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We issued 1,200,000 shares of common stock on March 7, 2001 to Hudson Capital Corporation, a company controlled by Cougar's President Terry G. Cook.  Mr. Cook is our president, secretary and treasurer and a Director.  Hudson Capital acquired these shares in satisfaction of a $3,000 receivable owed to Hudson by Cougar Holdings at a price of $0.0025 per share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We issued 80,000 shares of common stock on January 31, 2002 to Hudson Capital Corporation, a company controlled by Cougar's President Terry G. Cook.  Mr. Cook is our president, secretary and treasurer and a Director.  Hudson Capital acquired these shares in satisfaction of a $1,600 receivable owed to Hudson by Cougar Holdings at a price of $0.02 per share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We issued 500,000 shares of common stock on June 30, 2002 to Hudson Capital Corporation, a company controlled by Cougar's President Terry G. Cook.  Mr. Cook is our president, secretary and treasurer and a Director.  Hudson Capital acquired these shares for cash at a price of $0.02 per share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We issued 10,000 shares of common stock on June 30, 2002 to Cam Dalgliesh.  Mr. Dalgliesh is a Director of Cougar Holdings.  Mr. Dalgliesh acquired these shares for cash at a price of $0.02 per share.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

For each of the above share issues, we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.  No underwriters were used and no commissions were paid.

On May 1, 2004, the Board of Directors of Cougar Holdings Inc. unanimously adopted a resolution setting the close of business on May 3, 2004 as the record date to effect a 2 for 3 reverse stock split (2 new shares for 3 old shares), consistent with the approvals obtained from stockholders holding 3,390,001 (100% of outstanding common stock) shares of common stock.  On May 3, 2004, following the reverse stock split, there were a total of 2,260,001 shares of common stock outstanding.

On May 6, 2004, we completed an offering of 148,000 shares of our common stock to a total of 39 purchasers at a price of $0.05 per share.  We received a total of $7400 from this offering.  We completed the offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States.  Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

Item 27.  Exhibits

Item 1. Index to Exhibits
Item 2. Description of Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Front of Sample Common Stock Certificate
4.2	Back of Sample Common Stock Certificate
5.1	Opinion re: Legality
10.1	WC1 Mining Claim
10.2	WC2 Mining Claim
10.3	Declaration of Trust
10.4	Related Party Payable - September 30, 2003 letter
23.1	Consent of Expert
23.2	Consent of Auditor
99.1	WC1 and WC2 Prospecting Report
99.2	Glossary of Mining Terms

Item 28.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on June 22, 2004.

COUGAR HOLDINGS INC.

By /s/ Terry G. Cook

Terry G. Cook
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Terry G. Cook

Terry G. Cook
President, Chief Executive Officer,
Chief Financial Officer and Director
June 22, 2004

/s/ Cam Dalgliesh

Cam Dalgliesh
Director
June 22, 2004